UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    ---------

                                    FORM 8-K
                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: March 14, 2001


                          COMMISSION FILE NO. 333-71213

                         MINNESOTA CORN PROCESSORS, LLC
             (Exact name of registrant as specified in its charter)

           COLORADO                                     41-1928467
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                  901 NORTH HIGHWAY 59, MARSHALL, MN 56258-2744
                    (Address of principal executive offices)

                                 (507) 537-2676
               (Registrant's telephone number including area code)






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ITEM 5.           OTHER EVENTS

                  On March 14, 2001, Minnesota Corn Processors, LLC announced the distribution of $.02 per investment unit. The total amount of distributions will be $3.9 million, of which approximately $600,000 will be used to offset amounts for those unit holders with a Fiscal 1996 Loss Payable.

                  A press release describing this matter in more detail is attached hereto as Exhibit 99.1 and incorporated by reference.

                  Minnesota Corn Processors, LLC also announced on March 14, 2001, the dates for their district meetings and the directors whose terms are due to expire this year. Nominations for director candidates will be taken at the district meetings and the election will take place on June 28, 2001 at the annual meeting.

                  An announcement listing dates, times and locations of the meeting as well as the list of directors whose terms expire is attached hereto as Exhibit 99.2 and incorporated by reference.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

                  (c) Exhibits

99.1     Press release dated March 14, 2001 announcing distribution pay out

99.2 Announcement to membership regarding the date, time and location of each of the district meetings with a list of directors whose terms are due to expire this year













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








                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                           MINNESOTA CORN PROCESSORS, LLC





Dated: March 15, 2001

                              By  /s/ DANIEL H. STACKEN
                                  ---------------------
                                      Daniel H. Stacken
                                      Vice President and Chief Financial Officer


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